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                                                                     Exhibit 1.1



                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3,
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3

                             UNDERWRITING AGREEMENT




                                                               As of May 9, 2000

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019

         Structured Asset Securities Corporation, a Delaware corporation (the "COMPANY"), proposes to cause the issuance of, and to sell to Lehman Brothers Inc. ("LEHMAN" or the "LEAD UNDERWRITER"), Morgan Stanley & Co. Incorporated ("MORGAN") and Deutsche Bank Securities Inc. ("DBS"; and, collectively with Lehman and Morgan, the "UNDERWRITERS"), the mortgage pass-through certificates that are identified on SCHEDULE I attached hereto (the "CERTIFICATES").

         The Certificates will evidence beneficial ownership interests in a trust fund (the "TRUST FUND") to be formed by the Company and consisting primarily of a segregated pool (the "MORTGAGE POOL") of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"). Certain of the Mortgage Loans (the "UBSPF MORTGAGE LOANS") will be acquired by the Company from UBS Principal Finance LLC ("UBSPF"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "UBSPF MORTGAGE LOAN PURCHASE AGREEMENT"), between the Company and UBSPF. The other Mortgage Loans (the "HOLDINGS MORTGAGE LOANS") will be acquired by the Company from Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("HOLDINGS" and, together with UBSPF, the "MORTGAGE LOAN SELLERS"), pursuant to a mortgage loan purchase agreement dated as of the date hereof (the "HOLDINGS MORTGAGE LOAN PURCHASE AGREEMENT"; and, together with the UBSPF Mortgage Loan Purchase Agreement, the "MORTGAGE LOAN PURCHASE AGREEMENTS"), between the Company and Holdings. In connection with the sale of the UBSPF Mortgage Loans by UBSPF to the Company, UBSPF, UBS(USA), Inc. ("UBS(USA)"), the Company and the Underwriters entered into an indemnification agreement dated as of the date hereof (the "UBS INDEMNIFICATION AGREEMENT"). In connection with the sale of the Holdings Mortgage Loans by Holdings to the Company, Holdings, the


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Company and the Underwriters also entered into an indemnification agreement dated as of the date hereof (the "HOLDINGS INDEMNIFICATION AGREEMENT"; and, together with the UBS Indemnification Agreement, the "INDEMNIFICATION AGREEMENTS").

         The Certificates will be issued under a pooling and servicing agreement to be dated as of May 11, 2000 (the "POOLING AND SERVICING AGREEMENT"), among the Company as depositor, LaSalle Bank National Association as trustee (the "TRUSTEE"), First Union National Bank as master servicer (the "MASTER SERVICER"), Lennar Partners, Inc. as special servicer (the "SPECIAL SERVICER") and ABN AMRO Bank N.V. as fiscal agent (the "FISCAL AGENT"). The Certificates and the Mortgage Loans are described more fully in the Prospectus (as defined below), which the Company has furnished to the Underwriters. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Prospectus.

         The Certificates are part of a series of mortgage pass-through certificates that evidence beneficial ownership interests in the Trust Fund and are being issued pursuant to the Pooling and Servicing Agreement. The other certificates of such series (the "PRIVATE CERTIFICATES") will be retained by the Company or privately placed with a limited number of institutional investors.

         1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and agrees with the respective Underwriters that:

         (a) A registration statement on Form S-3 (No. 333-49129) with respect to the Certificates has been prepared by the Company and filed with the Securities and Exchange Commission (the "COMMISSION"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations of the Commission thereunder, including Rule 415, and has become effective under the 1933 Act. As used in this Underwriting Agreement (this "AGREEMENT" or the "UNDERWRITING AGREEMENT"), (i) "REGISTRATION STATEMENT" means that registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement;
(ii) "BASIC PROSPECTUS" means the prospectus included in the Registration Statement at the time it became effective, or as subsequently filed with the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; (iii) "PROSPECTUS SUPPLEMENT" means the prospectus supplement specifically relating to the Certificates, as most recently filed with, or transmitted for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; (iv) "PROSPECTUS" means the Basic Prospectus, together with the Prospectus Supplement; (v) "PRELIMINARY PROSPECTUS SUPPLEMENT" means any preliminary form of the Prospectus Supplement that has heretofore been filed pursuant to paragraph (b) of Rule 424 of the 1933 Act; and (vi) "PRELIMINARY Prospectus" means the Basic Prospectus, together with any Preliminary Prospectus Supplement. The aggregate principal amount of the Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof.

         (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects with the requirements of the 1933 Act and


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the rules and regulations of the Commission thereunder; and the Registration
Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, (ii) the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and conformity with (A) the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement and any Preliminary Prospectus Supplement, including, without limitation, Annex A-1, Annex A-2, Annex A-3 and Annex B to each of the Prospectus Supplement and any Preliminary Prospectus Supplement and the accompanying diskette, and any Computational Materials and ABS Term Sheets (each as defined in SECTION 4 hereof) with respect to the Certificates, (B) the representations and warranties of either Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, or (C) any other information concerning the Mortgage Loan Seller Matters furnished to the Company or the Underwriters by either Mortgage Loan Seller, (iii) the information regarding the Mortgage Loan Seller Matters contained in or omitted from the Prospectus Supplement, or any amendment or supplement thereto, under the headings "Summary of Prospectus Supplement--The Pooled Mortgage Loans and the Underlying Real Properties", "Risk Factors--Risks Related to the Pooled Mortgage Loans" and "Description of the Mortgage Pool" or on Annex A-1, Annex A-2, Annex A-3 and Annex B thereto or on the accompanying diskette, or (iv) the information contained in or omitted from any Computational Materials or ABS Term Sheets, or any amendment or supplement thereto, incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment thereof or supplement thereto) by a reason of a filing made in accordance with SECTION 5(h) hereof. The "MASTER TAPE" consists of the compilation of underlying information and data regarding the Mortgage Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated May 9, 2000, as supplemented to the Closing Date, and rendered by Deloitte & Touche, LLP. The "MORTGAGE LOAN SELLER MATTERS" consist of the following matters: the Mortgage Loans and the underlying real properties securing such; the related loan documents and the obligors thereunder; and the Mortgage Loan Sellers.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

         (d) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any


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amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or
(iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

         (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company; and this Agreement constitutes, and the Pooling and Servicing Agreement, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and
(iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such agreement or the Pooling and Servicing Agreement that purport or are construed to provide indemnification from securities law liabilities.

         (f) As of the Closing Date, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement to the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (g) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

         (h) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement or the Pooling and Servicing Agreement. The execution, delivery and performance by the Company of this Agreement and the Pooling and Servicing Agreement do not and will not conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of its material assets is bound, or any statute, order or regulation applicable to the Company of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.


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         (i)      There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

         (j) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

         (k) No authorization, approval or consent of or filing with any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters, and except any recordation or filing of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

         (l) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

         (m) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

         (n) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

         (o) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the


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interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund and the sale of the Certificates to the Underwriters. The Company is not selling the Certificates to the Underwriters or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

         (p) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

         (q) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "RATING AGENCIES").

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on
Schedule I hereto, Certificates of each class thereof having the actual or notional principal amount set forth next to the name of such Underwriter on
Schedule II hereto. Each of the Underwriters shall only be required to purchase the actual or notional principal amount of the Certificates of each class thereof set forth next to such Underwriter's name on Schedule II hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from May 11, 2000 to but excluding the Closing Date. The covenants of the several Underwriters under this
SECTION 2 inure not only to the benefit of the Company, but also to the benefit of each other.

         3. PAYMENT AND DELIVERY. The closing for the purchase and sale of the Certificates hereunder shall occur at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, at 10:00 a.m. New York City time, on May 18, 2000 or at such other location, time and date as shall be mutually agreed upon by the Lead Underwriter and the Company (such time and date of closing, the "CLOSING DATE"). Delivery of the Certificates shall be made through the Same Day Funds Settlement System of the Depository Trust Company ("DTC"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company (or by such other method of payment as may be mutually acceptable to the Lead Underwriter and the Company), against delivery of the Certificates. The Certificates will be made available for examination by the Underwriters not later than 3:00 p.m. New York City time on the last business day prior to the Closing Date.

         References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.


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         4.       OFFERING BY THE UNDERWRITERS.

         (a) It is understood that the Underwriters propose to offer the Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon Policy Statement 105 has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates which are not "mortgage related securities" as defined in the 1934 Act (as defined below). Accordingly, each Underwriter covenants and agrees with the Company that sales of such Certificates made by such Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

         (b) The Underwriters may prepare and provide (and acknowledge that they have prepared and provided) to prospective investors certain Computational Materials or ABS Term Sheets in connection with the offering of the Certificates. In this regard, each Underwriter represents and warrants to, and covenants with, the Company that:

                  (i) Such Underwriter has complied and shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 27, 1994 (collectively, the "KIDDER/PSA LETTER"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA LETTER" and, together with the Kidder/PSA Letter, the "NO-ACTION LETTERS").

                  (ii) For purposes hereof, "COMPUTATIONAL MATERIALS" shall have the meaning given such term in the No-Action Letters and "ABS TERM SHEETS," "STRUCTURAL TERM SHEETS" and "COLLATERAL TERM SHEETS" shall have the meanings given such terms in the No-Action Letters.

                  (iii) All Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter have borne or shall bear, as the case may be, a legend in a form previously approved by the Company or its counsel.

                  (iv) Such Underwriter has not distributed and shall not distribute any such Computational Materials or ABS Term Sheets in respect of the Certificates, the forms and methodology of which are not in accordance with this Agreement. Such Underwriter has provided or shall provide, as the case may be, to the Company, for filing pursuant to a Current Report on Form 8-K as provided in SECTION 5(h) hereof, copies (in such format as required by the Company) of all such Computational Materials and ABS Term Sheets. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this PARAGRAPH (b)(iv) must be or must have been, as applicable, provided to the Company in paper or electronic format suitable for filing with the Commission not later than 10:00 a.m. (New York City time) at least


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         one business day before filing thereof is or was, as the case may be, required pursuant to the terms of the No-Action Letters.

                  (v) All information included in any Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter has been or shall be generated based on substantially the same methodology and assumptions as are used to generate the information in the Prospectus Supplement as set forth therein; PROVIDED that such Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter were based on assumptions with respect to the Mortgage Pool that differ from the Prospectus Supplement in any material respect or on Certificate structuring assumptions (except in the case of Computational Materials when the different structuring terms were hypothesized and so described) that were revised in any material respect prior to the printing of the Prospectus, then to the extent that it has not already done so, such Underwriter shall immediately inform the Company and, upon the direction of the Company, and if not corrected by the Prospectus, shall prepare revised Computational Materials and/or ABS Term Sheets, as the case may be, based on information regarding the Mortgage Pool and Certificate structuring assumptions consistent with the Prospectus, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to PARAGRAPH (b)(iv) above.

                  (vi) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, PROVIDED that the Company will file Computational Materials or ABS Term Sheets that contain a material error or, when read together with the Prospectus, a material omission, if clearly marked (A) "superseded by materials dated [specify date]" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated [specify date], as corrected", or (B) if the material error or omission is to be corrected in the Prospectus, "superseded by materials contained in the Prospectus." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act and the rules and regulations of the Commission thereunder, any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) such Underwriter shall prepare, or cause the preparation of, a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Current Report on Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such


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         corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

                  (vii) Such Underwriter shall be deemed to have represented, as of the Closing Date, that except for Computational Materials and/or ABS Term Sheets provided to the Company pursuant to or as contemplated by PARAGRAPH (b)(iv) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

                  (viii) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials and ABS Term Sheets in respect of the Certificates required to be delivered in accordance with or as contemplated by PARAGRAPH (b)(iv) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in SECTION 5(h) hereof to file the Computational Materials and ABS Term Sheets by the time specified therein.

                  (ix) Computational Materials and ABS Term Sheets distributed by such Underwriter through electronic means have been so distributed in accordance with SEC Release No. 33-7233.

         (c) Each Underwriter makes, for the benefit of the other Underwriters, each of the representations, warranties and covenants made by it for the benefit of the Company in SECTION 4(a) and SECTION 4(b) above.

         5. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants with the respective Underwriters that:

         (a) During such period following the date of this Agreement in which any Prospectus is required to be delivered under the 1933 Act (the "PROSPECTUS DELIVERY PERIOD"), the Company will deliver to each Underwriter such number of copies of each Prospectus as such Underwriter may reasonably request.

         (b) During the Prospectus Delivery Period, the Company will file promptly with the Commission any amendment or supplement to the Registration Statement or any Prospectus relating to or covering the Certificates that may, in the judgment of the Company or the Lead Underwriter, be required by the 1933 Act and the rules and regulations of the Commission thereunder or requested by the Commission and approved by the Lead Underwriter.

(c) Prior to filing with the Commission during the Prospectus Delivery Period any amendment or supplement to the Registration Statement relating to or covering the Certificates (other than a filing pursuant to Rule 415 and Rule 429 under the 1933 Act) or any amendment or supplement to the Prospectus, the Company will furnish a copy thereof to the Underwriters and to Sidley & Austin, as

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special counsel for the Underwriters, and the Company will not file any such amendment or supplement to which the Lead Underwriter shall reasonably object.

         (d) The Company will advise the Underwriters promptly (i) when, during the Prospectus Delivery Period, any post-effective amendment to the Registration Statement relating to or covering the Certificates (other than any amendment pursuant to Rule 415 and Rule 429 under the 1933 Act) becomes effective, (ii) of any request or proposed request by the Commission for any amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Certificates), for any amendment or supplement to the Prospectus or for any additional information with respect to the Certificates, (iii) of the issuance by the Commission, during the Prospectus Delivery Period, of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and
(v) of the happening, during the Prospectus Delivery Period, of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in or addition to the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

         (e) If, during the Prospectus Delivery Period, the Commission issues an order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

         (f) The Company will endeavor to qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Lead Underwriter may reasonably request, PROVIDED, HOWEVER, that this SECTION 5(f) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified.

         (g) The costs and expenses associated with the transactions contemplated by this Agreement shall be payable by the Mortgage Loan Sellers as and to the extent provided in the engagement letter dated February 15, 2000 (the "ENGAGEMENT LETTER"), between the Lead Underwriter and UBS Warburg LLC (formerly known as Warburg Dillon Read LLC), and shall otherwise be payable by the party that incurred such cost or expense; PROVIDED that neither Morgan nor DBS shall be responsible pursuant to this SECTION 5(g) for any costs and expenses incurred by the Company, the Lead Underwriter or either Mortgage Loan Seller, it being acknowledged and agreed that Morgan and DBS shall each be responsible only for costs and expenses actually incurred by them, including, without limitation, the fees and disbursements of Latham & Watkins as special counsel to them. In connection with the foregoing, it is understood and agreed by all parties hereto that 100% of the underwriting fees payable to Morgan and DBS are the direct obligation of UBSPF. Furthermore, UBSPF has agreed to reimburse Morgan and DBS for (or, at the direction of Morgan and DBS, to pay directly) 100% of the fees and disbursements of Latham & Watkins, as special counsel to Morgan and DBS.

         (h) The Company will file any documents and any amendments thereof as may be required to be filed by it pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the rules and regulations of the Commission under the 1933 Act and the 1934 Act, including, but not limited to, the filing with the Commission pursuant to a Current Report on Form 8-K, subject to SECTION 4 hereof, of all Computational Materials and ABS Term Sheets in respect of the Certificates furnished by any Underwriter and identified by it as such. Subject to compliance by each Underwriter with SECTION 4(b)(iv) hereof, the Company will file all such Computational Materials and ABS Term Sheets within the time period allotted for such filing pursuant to the No-Action Letters. Subject to compliance by each Underwriter with SECTION 4(b)(iv) hereof, the Company represents and warrants that, to the extent required by the No-Action Letters, the Company has timely filed with the Commission any Collateral Term Sheets previously delivered to it as contemplated by SECTION 4(b)(iv) hereof.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters hereunder to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

         (b) The Company shall have delivered to the Underwriters a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date.

         (c) The Underwriters shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 10 days prior to the Closing Date.

         (d) The Underwriters shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing Agreement or in the Mortgage Loan Purchase Agreements, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and
(ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in PARAGRAPH (c) above which has affected the good standing of the Company under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements.

         (e) The Underwriters shall have received from Sidley & Austin, special counsel for the Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as EXHIBIT A-1.

         (f) The Underwriters shall have received copies of all legal opinion letters delivered by Sidley & Austin, special counsel for the Company, to the Rating Agencies in connection with the issuance of the Certificates, accompanied in each case by a letter signed by Sidley & Austin stating that the Underwriters may rely on such opinion letter as if it were addressed to them as of date thereof.

         (g) The Underwriters shall have received from in-house counsel for the Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as EXHIBIT A-2.

         (h) The Underwriters shall have received from Sidley & Austin, special counsel for the Company and the Underwriters, a letter, dated the Closing Date, substantially in the form attached hereto as EXHIBIT A-3, regarding certain information in the Registration Statement and the Prospectus.

         (i) The Underwriters shall have received from Deloitte & Touche, LLP, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Lead Underwriter and Sidley & Austin and Latham & Watkins, as special counsel for the Underwriters, to the following effect:

                  (i) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A-1, Annex A-2, Annex A-3 and Annex B agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, except for such non-material deviations as are otherwise noted in such letter; and

                  (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding CLAUSE
         (i) to information contained in agreed upon documents that are part of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, except for such non-material deviations as are otherwise noted in such letter.

         (j) The Underwriters shall have received, with respect to each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, a favorable opinion of counsel, dated the Closing Date, addressing: the valid existence of such party under the laws of its jurisdiction of organization; the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party; the enforceability of the Pooling and Servicing Agreement against such party, subject to such limitations as are reasonably acceptable to the Lead Underwriter and Sidley & Austin, as special counsel for the Underwriters; and such other matters as the Lead Underwriter and Sidley & Austin, as special counsel for the Underwriters, may reasonably request. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion need cover only the laws of the State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United States.

         (k) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by UBSPF and UBS(USA) in connection with the sale by UBSPF of the UBSPF Mortgage Loans to the Company, pursuant to the UBSPF Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by UBSPF, UBS(USA) or any of their respective officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

         (l) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by Holdings in connection with the sale by Holdings of its Mortgage Loans to the Company, pursuant to the Holdings Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by Holdings or any of its officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

         (m) The Underwriters and Sidley & Austin, as special counsel for the Underwriters, shall have been furnished with such other documents and opinions as the Lead Underwriters and Sidley & Austin, as special counsel for the Underwriters, may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

         (n) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been qualified, downgraded or withdrawn.

         If any of the conditions specified in this SECTION 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and Sidley & Austin, as special counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in SECTION 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or comply in all material respects with any provision hereof, other than by reason of a default by the Underwriters or a refusal, inability or failure on the part of UBSPF to perform in all material respects any agreement in, or comply in all material respects with any provision of, its Mortgage Loan Purchase Agreement, the Company will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates. UBSPF has agreed that, if the sale of the Certificates provided for herein is not consummated because of a refusal, inability or failure on the part of UBSPF to perform in all material respects any agreement in, or comply in all material respects with any provision of, its Mortgage Loan Purchase Agreement, UBSPF will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates.

         8.       INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, contemplated by CLAUSE (i) ABOVE, if such settlement is effected with the written consent of the Company or as otherwise provided in SECTION 8(c) hereof; and

                  (iii) against any and all expenses whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel chosen by the Lead Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, contemplated by CLAUSE (i) above, to the extent that any such expense is not paid under CLAUSE (i) or (ii) above;

PROVIDED, HOWEVER, that the Company shall not be liable under the indemnity agreement in this SUBSECTION (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by CLAUSE (i) above that was made in reliance upon and in conformity with written information (as specified in SECTION 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company shall not be liable under the indemnity agreement in this SUBSECTION (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by CLAUSE (i) above that was made in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereto) in respect of the Certificates delivered to prospective investors by one or more of the Underwriters and furnished to the Company by any of the Underwriters pursuant to SECTION 4(b)(iv) hereof and made a part of the Registration Statement or incorporated by reference in the Prospectus or any Preliminary Prospectus; and PROVIDED, FURTHER, that the Company shall not be liable under the indemnity agreement in this SUBSECTION (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon (A) any untrue statement or omission or alleged untrue statement or omission contemplated by CLAUSE (i) above that was made in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with (1) the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement and any Preliminary Prospectus Supplement, including, without limitation, Annex A-1, Annex A-2, Annex A-3 and Annex B thereto and the accompanying diskette),
(2) the representations and warranties of either Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or (3) any other information concerning the Mortgage Loan Seller Matters furnished to the Company or the Underwriters by either Mortgage Loan Seller, or (B) any untrue statement or omission or alleged untrue statement or omission contemplated by CLAUSE (i) above that was made in the Prospectus Supplement or any Preliminary Prospectus Supplement (or any amendment or supplement thereto) concerning the Mortgage Loan Seller Matters under the headings "Summary of Prospectus Supplement--The Pooled Mortgage Loans and the Underlying Real Properties", "Risk Factors--Risks Related to the Pooled Mortgage Loans" and "Description of the Mortgage Pool" therein or on Annex A-1, Annex A-2, Annex A-3 and Annex B thereto or on the accompanying diskette; and, PROVIDED, FURTHER, that the Company shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this SUBSECTION
(a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by CLAUSE (i) above that was made in any Preliminary Prospectus to the extent that such losses, liabilities, claims, damages, costs or expenses result from the fact that such Underwriter sold Certificates to a person as to whom it shall be established that there was not sent or given, at or prior to the confirmation of such sale, a copy of the Prospectus (excluding documents incorporated therein by reference), such untrue statement or omission had been corrected in the Prospectus and a sufficient number of copies of the Prospectus had been provided by the Company to such Underwriter prior to the confirmation of such sale.

         (b) The respective Underwriters, severally and not jointly, each agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims, damages, costs and expenses described in CLAUSES (i), (ii) and (iii) of SECTION 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or any Preliminary Prospectus (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter, or by the Lead Underwriter on its behalf, expressly for use in the Prospectus or such Preliminary Prospectus (or any amendment or supplement thereto), or made in any Computational Materials or ABS Term Sheets in respect of the Certificates furnished by such Underwriter to prospective investors; PROVIDED, HOWEVER, that such Underwriter shall not be liable under the indemnity agreement in this SUBSECTION (b) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission in any such Computational Materials or ABS Term Sheets to the extent that such loss, liability, claim, damage or expense is covered by the indemnity agreement included in SECTION 1(a) of either Indemnification Agreement, unless it shall be established that such Underwriter was notified electronically or in writing of such untrue statement or omission prior to the time of confirmation of sale to the person that purchased the Certificates that are the subject of such loss, liability, claim, damage or expense, or action in respect thereof, and such Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information is contained in the Prospectus, failed to deliver to such person such Prospectus) prior to confirmation of such sale to such person. It is hereby acknowledged that (i) the statements set forth in the second and third sentences of the penultimate paragraph, and the first, second and third sentences of the last paragraph, on the cover of the Prospectus Supplement and any Preliminary Prospectus Supplement, and (ii) the statements in the table and in the first sentence of each of the second and fourth paragraphs under the caption "Method of Distribution" in the Prospectus Supplement or any Preliminary Prospectus Supplement, constitute the only written information furnished to the Company by the Underwriters, including, without limitation, by the Lead Underwriter on behalf of any other Underwriter, expressly for use in the Prospectus or any Preliminary Prospectus.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of the indemnity agreement in SUBSECTION (a) or (b), as applicable, of this SECTION 8. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its or their own counsel to all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent. If any proceeding is settled with such consent or if there is a final judgment for the plaintiff, however, the indemnifying party shall indemnify the indemnified party from and against any loss, claim, damage, liability, cost or expense by reason of such settlement or judgment. Notwithstanding the foregoing, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this SECTION 8, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages, costs or expenses referred to in this SECTION 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

         (e) The remedies provided for in this SECTION 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity agreements contained in this SECTION 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

         9.       CONTRIBUTION.

         (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in SECTION 8(a) or
SECTION 8(b) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, costs and expenses of the nature contemplated by said indemnity agreement incurred by the Company, on the one hand, or the Underwriters, on the other hand, as incurred,
(i) in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the transactions contemplated by this Agreement, or (ii) if the allocation provided by CLAUSE (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in CLAUSE (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, costs and/or expenses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no case shall any Underwriter be responsible under this SECTION 9(a) for any amount in excess of the fees received by such Underwriter in connection with the underwriting of the Certificates, less any amount previously paid by such Underwriter in respect of the subject losses, liabilities, claims, damages, costs and/or expenses. For purposes of the foregoing, the benefits received by the Company in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the positive difference (if any) between the total gross proceeds from the sale of the Certificates (before deducting expenses, but excluding fees paid to the Underwriters) received by the Company, and the benefits received by each Underwriter in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the fees received by such Underwriter in connection with the underwriting of the Certificates. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 9(a) were determined by PER CAPITA allocation or by any other method of allocation that does not take account of the considerations referred to in this SECTION 9(a).

         (b) Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 9, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The remedies provided for in this SECTION 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available at law or in equity to any party entitled to contribution under this SECTION 9.

         (c) The contribution agreements contained in this SECTION 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

         10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in SECTIONS 8 and 9 hereof, and shall survive delivery of the Certificates to the Underwriters.

         11.      TERMINATION OF AGREEMENT; SURVIVAL.

         (a) The Underwriters may terminate the obligations of the Underwriters under this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or
(iii) if trading generally on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this SECTION 11, such termination shall be without liability of any party to any other party, except as provided in SECTION 11(c) below.

         (c) The provisions of SECTION 5(g) hereof regarding the payment of costs and expenses and the provisions of SECTIONS 8 and 9 hereof shall survive the termination of this Agreement.

         12.      SUBSTITUTION OF UNDERWRITERS.

         (a) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this Agreement, upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased does not aggregate more than 10% of the total amount of the Certificates set forth in Schedule II hereof (based on aggregate purchase price), then the remaining Underwriters shall be obligated to take up and pay for the Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase, on a PRO RATA basis in accordance with the respective aggregate purchase prices to be paid by the remaining Underwriters for the Certificates originally allocated thereto on
SCHEDULE II.

         (b) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this Agreement (such Underwriter being a "DEFAULTING UNDERWRITER"), upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased aggregates more than 10% of the total amount of the Certificates set forth in SCHEDULE II hereto (based on aggregate purchase price), and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Certificates by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in SECTION 5(g), SECTION 8 and SECTION 9 hereof), nor shall any Underwriter (other than the Defaulting Underwriter) be under any liability to the Company (except to the extent provided in SECTIONS 8 and 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or the other Underwriters by reason of its failure to take up and pay for Certificates as agreed by such Defaulting Underwriter.

         13. NOTICES. Any notice by the Company to any Underwriter shall be sufficient if given in writing or by telegraph addressed to the address for such Underwriter set forth on SCHEDULE II hereto and any notice by any Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 200 Vesey Street, New York, New York 10285, attention of the President.

         14. BENEFICIARIES. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriters contained in SECTION 8 hereof and the contribution agreement of the Underwriters contained in SECTION 9 hereof shall each be deemed to be also for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company; and the indemnity agreement of the Company contained in SECTION 8 hereof and the contribution agreement of the Company contained in SECTION 9 hereof shall each be deemed to be also for the benefit of any person controlling an Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this SECTION 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         15. BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

         16. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to contracts made and to be performed entirely in said State.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         18. WAIVERS, MODIFICATIONS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                         Very truly yours,

                                         STRUCTURED ASSET SECURITIES
                                         CORPORATION


                                         By:     /s/ Paul Hughson
                                            ------------------------------------
                                              Name:  Paul Hughson
                                              Title: Senior Vice President



Confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.                     DEUTSCHE BANK SECURITIES INC.


By: /s/ Mary Pat Archer                  By: /s/ Jon A. Vaccaro
    ---------------------------------        -----------------------------------
Name:   Mary Pat Archer                  Name:   Jon A. Vaccaro
Title:  Managing Director                Title:  Director


MORGAN STANLEY & CO. INCORPORATED        By: /s/ Ian McColough
                                             -----------------------------------
                                         Name:   Ian McColough
                                         Title:  Director

By: /s/ Warren H. Friend
    ---------------------------------
Name:   Warren H. Friend
Title:  Managing Director

Confirmed and accepted as of the date first above written, solely for purposes of SECTIONS 5(g) and 7:


UBS PRINCIPAL FINANCE LLC


By: /s/ Brian R. Harris
    ---------------------------------
Name:   Brian R. Harris
Title:  Executive Director


By: /s/ Ahmed Alali
    ---------------------------------
Name:   Ahmed Alali
Title:  Director

                                   SCHEDULE I


Underwriting Agreement, dated as of May 9, 2000.

Title and Description of the Certificates:  LB-UBS Commercial Mortgage Trust
                                            2000-C3, Commercial Mortgage
                                            Pass-Through Certificates, Series
                                            2000-C3, Class A-1, Class A-2, Class
                                            B, Class C, Class D, Class E, Class
                                            F, Class G and Class X.

Cut-off Date:  May 11, 2000

Expected Closing Date:  May 18, 2000


                                  CERTIFICATES

----------------------------------------------------------------------------------------------------------------------------
                                CLASS A-1     CLASS A-2      CLASS B      CLASS C      CLASS D       CLASS E      CLASS F
----------------------------------------------------------------------------------------------------------------------------
Initial Aggregate Principal
or Notional Amount           $400,000,000   $641,288,000  $71,813,000  $48,964,000  $19,585,000   $13,057,000  $13,057,000
---------------------------- -------------- ------------- ------------ ------------ ------------- ------------ ------------
Initial Pass-Through Rate           7.950%         7.950%       7.950%       7.950%       7.950%        7.950%       7.950%
---------------------------- -------------- ------------- ------------ ------------ ------------- ------------ ------------
Rating(2)                    Aaa/AAA        Aaa/AAA       Aa2/AA       A2/A         A3/A-         Baa1/BBB+    Baa2/BBB
---------------------------- -------------- ------------- ------------ ------------ ------------- ------------ ------------
Purchase Price(3)               100.08773%      98.97495%    98.07151%    97.31586%    96.69600%     94.44960%    93.96522%
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                                 CLASS G         CLASS X
----------------------------------------------------------------
Initial Aggregate Principal
or Notional Amount            $11,751,000  $1,305,691,486(1)
----------------------------  ------------ ---------------------
Initial Pass-Through Rate           7.950%          0.594%
----------------------------  ------------ ---------------------
Rating(2)                     Baa3/BBB-    Aaa/AAA
----------------------------  ------------ ---------------------
Purchase Price(3)                91.18551%        2.57526%
----------------------------------------------------------------
----------------------------------------------------------------



----------

(1)  Notional amount.

(2)  By Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively.

(3) Expressed as a percentage of the initial aggregate stated principal or notional amount, as applicable, of each class of Certificates. The Purchase Price for each class of Certificates will include accrued interest at the initial Pass-Through Rate therefor on the initial aggregate principal or notional amount, as applicable, thereof from May 11, 2000 to but not including the Closing Date.

                                   SCHEDULE II


                                                                                    PRINCIPAL OR NOTIONAL
                                                                                 AMOUNT OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                                 CLASS               CERTIFICATES TO BE PURCHASED
----------------------------                                 -----               ----------------------------

Lehman Brothers Inc.                                          A-1                  $     371,800,000
Three World Financial Center                                  A-2                  $     513,000,000
New York, New York  10285                                      X                   $      71,813,000
Attention:  Robert Caldwell                                    B                   $      40,000,000
                                                               C                   $      19,603,000
                                                               D                   $      13,057,000
                                                               E                   $      13,057,000
                                                               F                   $      11,751,000
                                                               G                   $   1,305,691,485
----------------------------------------------------- -------------------- -----------------------------------------

Morgan Stanley & Co. Incorporated                             A-1                  $               0
1585 Broadway                                                 A-2                  $               0
New York, New York  10036                                      X                   $               0
Attention:  Russell Rahbany                                    B                   $               0
                                                               C                   $       8,964,000
                                                               D                   $               0
                                                               E                   $               0
                                                               F                   $               0
                                                               G                   $               0
----------------------------------------------------- -------------------- -----------------------------------------

Deutsche Bank Securities Inc.                                 A-1                  $      28,200,000
31 West 52nd Street                                           A-2                  $     128,288,000
New York, New York  10019                                      X                   $               0
Attention:  Tom Traynor                                        B                   $               0
                                                               C                   $               0
                                                               D                   $               0
                                                               E                   $               0
                                                               F                   $               0
                                                               G                   $               0